EXHIBIT 10(j)
-------------


                            LANDAUER, INC.
                   EXECUTIVE SPECIAL SEVERANCE PLAN

     Landauer, Inc., a Delaware corporation (the "Company"), hereby adopts the Landauer, Inc. Executive Special Severance Plan, (this "Plan") for the benefit of certain employees of the Company and its subsidiaries.

     This Plan is intended to secure the continued services and ensure the continued dedication and objectivity of the Employees (as defined in Section 1(g)) in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1(d)) of the Company, by providing to such Employees certain protections so that such Employees need not be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control.

     1. DEFINITIONS. As used in this Plan, the following terms shall have the respective meanings set forth below:

           (a)   "Average Prior Bonus" has the meaning set forth in
Section 3(a).

           (b)   "Board" means the Board of Directors of the Company.

           (c)   "Cause" means:

                 (1) a material breach by an Employee of those duties and responsibilities of the Employee which do not differ in any material respect from the duties and responsibilities of the Employee during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach;

                 (2) the commission or conviction of a felony or any act involving fraud, embezzlement, theft or misrepresentation; or

                 (3) any gross or willful misconduct of the Employee resulting in substantial loss to the Company or substantial damage to the Company's business or reputation.

           (d)   "Change in Control" means:

                 (1)  the acquisition by any individual, entity or group
(a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(3) of this Section 1(d); provided further, that for purposes of clause
(B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                 (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

                 (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                 (4) the consummation of a plan of complete liquidation or dissolution of the Company.

           (e) "Code" means the Internal Revenue Code of 1986, as amended.

           (f)   "Company" means Landauer, Inc., a Delaware corporation.

           (g)   "Current Bonus" has the meaning set forth in Section
3(a).

           (h) "Employee" means any person who is employed by the Company in an executive or officer position and who is designated by the Plan Administrator, in his or her sole discretion, as a participant in this Plan from time to time. The Plan Administrator, in his or her sole discretion, shall designate each Employee as a Benefit Level I Employee, a Benefit Level II Employee or a Benefit Level III Employee for purposes of this Plan.

           (i) "Good Reason" means, without an Employee's express written consent, the occurrence of any of the following events after a Change in Control:

                 (i) a significant adverse change in the nature or scope of the Employee's authority, powers, functions, duties or responsibilities as in effect immediately prior to such Change in Control;

                 (ii) a reduction by the Company in the Employee's rate of annual base salary or bonus opportunity as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

                 (iii)a change in the Employee's primary employment location to a location that is more than 50 miles from the primary location of the Employee's employment at the time of such Change in Control;

                 (iv) the failure of the Company to continue in effect any employee benefit plan or compensation plan in which the Employee is participating immediately prior to such Change in Control, unless the Employee is permitted to participate in other plans providing the Employee with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such plan; or

                 (v) the failure of the Company to obtain from any successor or transferee of the Company an express written and unconditional assumption of the Company's obligations under this Plan, as further described in Section 16 of this Plan.

     For purposes of this Plan, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee shall not constitute Good Reason.

           (j) "Nonqualifying Termination" means the termination of an Employee's employment (i) by the Company for Cause, (ii) by the Employee for any reason other than Good Reason, (iii) as a result of the Employee's death or (iv) by the Company due to the Employee's absence from his or her duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Employee's incapacity due to physical or mental illness. Notwithstanding anything contained in this Section 1(j), a termination of an Employee's employment for any reason whatsoever during the "Window Period" (hereinafter defined) shall not constitute a Nonqualifying Termination.

           (k) "Severance Period" means (i) with respect to a Benefit Level I Employee, the period commencing on the Termination Date and ending on the third anniversary of the Termination Date, (ii) with respect to a Benefit Level II Employee, the period commencing on the Termination Date and ending on the second anniversary of the Termination Date and (iii) with respect to a Benefit Level III Employee, the period commencing on the Termination Date and ending on the first anniversary of the Termination Date.

           (l) "Termination Date" with respect to an Employee means the date during the Termination Period on which the Employee's employment is terminated other than by reason of a Nonqualifying Termination.

           (m) "Termination Period" with respect to an Employee means the period commencing upon a Change in Control and ending on the earlier to occur of (i) the date which is two years following such Change in Control and (ii) the Employee's death.

           (n) "Window Period" means the 30-day period commencing one year after the date of a Change in Control.

     2. VESTING OF EQUITY AWARDS UPON A CHANGE IN CONTROL; EXERCISE PERIOD. Immediately upon a Change in Control, all stock options and other equity awards, if any, granted by the Company to an Employee that are not otherwise exercisable or vested shall become exercisable, or become vested, in full. With respect to any and all stock options granted by the Company to an Employee, each such option shall remain exercisable following the Employee's termination of employment until and including the earlier to occur of (i) the date which is one year after the Employee's termination of employment and (ii) the expiration date of the term of the option (as set forth in the written agreement relating to such option).

     3. PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT. If during the Termination Period the employment of an Employee shall terminate, other than by reason of a Nonqualifying Termination, and the Employee (or the Employee's executor or other legal representative in the case of the Employee's death or disability following such termination) executes a general release and noncompetition, nonsolicitation, intellectual property and confidentiality agreement substantially in the form of Exhibit A hereto (the "Release and Noncompetition Agreement") within 60 days following the Termination Date and has not revoked the Release and Noncompetition Agreement, the Company shall provide to the Employee, as compensation for services rendered to the Company, and in consideration of the general release set forth in Section 2 of the Release and Noncompetition Agreement and the covenants set forth in Sections 3, 4 and 5 of the Release and Noncompetition Agreement, the benefits described in this Section 3.

           (a) The Company shall pay to the Employee (or the Employee's beneficiary or estate, as the case may be), within 30 days following the date of execution of the Release and Noncompetition Agreement, except with respect to any payment of the Current Bonus, which shall be paid to the Employee at such time as annual bonuses are paid to other employees of the Company who are eligible to receive an annual bonus:

                 (1) a cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 6) equal to the sum of (i) the Employee's full annual base salary from the Company and its affiliated companies through the Termination Date, to the extent not theretofore paid, (ii) notwithstanding anything to the contrary contained in the Company's annual bonus plan in effect at the time of the Employee's termination of employment, an annual bonus equal to (A) the Current Bonus (as defined below) if such termination of employment occurs in the same fiscal year of the Company as the fiscal year in which the Change in Control occurs, or (B) the Average Prior Bonus (as defined below) if such termination of employment occurs in a fiscal year of the Company that is subsequent to the fiscal year in which the Change in Control occurs, in either case multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Employee's termination of employment occurs through the Termination Date and the denominator of which is 365 or 366, as applicable, and (iii) any compensation previously deferred by the Employee (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

                 (2) a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 6) in an amount equal to:

                      (i) with respect to a Benefit Level I Employee, the sum of (A) three times the Employee's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date and (B) three times the greater of (1) the Employee's target annual bonus in effect immediately prior to the Change in Control or immediately prior to the Termination Date, whichever is higher, and (2) an annual bonus equal to the Average Prior Bonus;

                      (ii) with respect to a Benefit Level II Employee, the sum of (A) two times the Employee's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date and (B) two times the greater of (1) the Employee's target annual bonus in effect immediately prior to the Change in Control or immediately prior to the Termination Date, whichever is higher, and (2) an annual bonus equal to the Average Prior Bonus; and

                      (iii) with respect to a Benefit level III Employee, the sum of (A) one times the Employee's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date and (B) one times the greater of (1) the Employee's target annual bonus in effect immediately prior to the Change in Control or immediately prior to the Termination Date, whichever is higher and (2) an annual bonus equal to the Average Prior Bonus.

For purposes of this Plan, (i) the term "Current Bonus" shall mean an annual bonus for the fiscal year in which the Change in Control occurs in an amount equal to the greater of (A) the Employee's target annual bonus for such year and (B) the annual bonus payable under the terms of the annual bonus plan in effect immediately prior to the Change in Control based upon the Company's actual performance for such fiscal year; and (ii) the term "Average Prior Bonus" shall mean the bonus determined by multiplying (A) the average of the percentages of annual base salary representing the Employee's annual bonus for each of the three fiscal years immediately preceding the fiscal year in which the Termination Date occurs by (B) the Employee's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date.

           (b) The Employee shall become fully (100%) vested in his accrued benefit under the Company's Supplemental Key Executive Retirement Plan (as amended and restated effective October 1, 2001) or successor supplemental executive retirement plan in effect (the "SERP"), and within 10 days following the Employee's Termination Date, the Company shall pay to the Employee a lump sum cash amount equal to the actuarial equivalent of his accrued benefit under the SERP, determined as of the Employee's Termination Date, notwithstanding anything contained in the SERP to the contrary. Such lump sum cash payment shall be computed using the same actuarial assumptions then in use for purposes of computing benefits under the SERP, provided that the interest rate used in making such computations shall not be greater than the interest rate permitted under Section 417(c) of the Code on the date of the Change in Control.

           (c) For the period commencing on the Termination Date and ending on the earlier of (i) the expiration of the Employee's Severance Period and (ii) the date on which the Employee becomes eligible to participate in and receive medical, dental and life insurance benefits under a plan or arrangement sponsored by another employer having benefits substantially equivalent to the benefits provided pursuant to this Section 3(c), the Company shall continue the Employee's medical, dental and life insurance coverage upon the same terms and otherwise to the same extent as such coverage shall have been in effect immediately prior to the Change in Control or, if more favorable to the Employee, to the same extent as such coverage shall have been in effect immediately prior to the Employee's Termination Date, and the Company and the Employee shall share the costs of the continuation of such medical, dental and life insurance coverage in the same proportion as such costs were shared immediately prior to the Change in Control or, if more favorable to the Employee, immediately prior to the Employee's Termination Date.

           (d) During the Employee's Severance Period, the Employee shall be entitled to outplacement services to be provided by a firm selected by the Company. The maximum payments to be made by the Company during the Severance Period for outplacement services with respect to a Benefit Level I Employee shall be $30,000, with respect to a Benefit Level II Employee shall be $25,000 and with respect to a Benefit Level III Employee shall be $15,000. Payments shall be made directly to the outplacement firm upon submission of proper documentation to the Company. If an Employee elects not to use such outplacement services, the Employee will not be entitled to any cash payment in lieu thereof.

     4.    CERTAIN ADDITIONAL PAYMENTS; REDUCTION OF PAYMENTS.

           (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 4(a), if it shall be determined that the Employee is entitled to a Gross-Up Payment, but that the Employee, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit (taking into account both income taxes and any Excise Tax) which is at least ten percent (10%) greater than the net after-tax proceeds to the Employee resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") that is one dollar less than the smallest amount that would give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

           (b) Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within fifteen (15) business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to the Employee within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

           (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                 (i) give the Company any information reasonably requested by the Company relating to such claim,

                 (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                 (iii)cooperate with the Company in good faith in order effectively to contest such claim, and

                 (iv) permit the Company to participate in any proceedings relating to such claim;

     PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED FURTHER, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED FURTHER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

           (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 4(c), the Employee becomes entitled to receive, and receives, any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 4(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 4(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     5.    PLAN ADMINISTRATION; CLAIMS PROCEDURE.

           (a) This Plan shall be interpreted and administered by the person or persons appointed by the Board from time to time to administer this Plan (the "Plan Administrator"), who shall have complete authority, in his or her sole discretion subject to the express provisions of this Plan, to make all determinations necessary or advisable for the administration of this Plan. All questions arising in connection with the interpretation of this Plan or its administration shall be submitted to and determined by the Plan Administrator in a fair and equitable manner.

           (b) The Plan Administrator may from time to time delegate any of his or her duties hereunder to such person or persons as the Plan Administrator may designate. The Plan Administrator is empowered, on behalf of this Plan, to engage accountants, legal counsel and such other persons as the Plan Administrator deems necessary or advisable for the performance of his or her duties under this Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under this Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the administration of this Plan. All reasonable fees and expenses of such persons shall be borne by the Company.

     6. WITHHOLDING TAXES. The Company may withhold from all payments due under this Plan to each Employee (or his or her beneficiary or estate) all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

     7. AMENDMENT AND TERMINATION. The Company shall have the right, in its sole discretion, pursuant to action by the Board, to approve the amendment or termination of this Plan, which amendment or termination shall not become effective until the date fixed by the Board for such amendment or termination, which date, in the case of an amendment which would be adverse to the interests of any Employee or in the case of termination, shall be at least 120 days after notice thereof is given by the Company to the Employees in accordance with Section 18 hereof; PROVIDED, HOWEVER, that no such action shall be taken by the Board during any period when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control; and PROVIDED FURTHER, that on and after a Change in Control, in no event shall this Plan be amended in a manner adverse to the interests of any Employee or terminated.

     8.    REIMBURSEMENT OF EXPENSES; INTEREST ON LATE PAYMENTS.

           (a) If any contest or dispute shall arise under this Plan involving termination of the Employee's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Employee, on a current basis, for all legal fees and expenses, if any, incurred by the Employee in connection with such contest or dispute, together with interest thereon at a rate equal to the prime rate, as published under "Money Rates" in THE WALL STREET JOURNAL from time to time, plus 300 basis points, but in no event higher than the maximum legal rate permissible under applicable law (the "Interest Rate"), such interest to accrue from the date the Company receives the Employee's written statement for such fees and expenses through the date of payment thereof; PROVIDED, HOWEVER, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Employee's claims in such contest or dispute, the Employee shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Employee pursuant to this Section 8(a).

           (b) With respect to any and all payments that are required to be made by the Company to an Employee pursuant to this Plan and that are not made within the time period specified herein, the Company shall pay to the Employee interest on such payments at the Interest Rate. Such interest shall accrue from the due date of the required payment through the date on which such payment is made to the Employee.

     9. ENTIRE AGREEMENT. Subject to Section 10(a) hereof, any amount paid pursuant to this Plan shall be paid in lieu of any other amount of severance relating to salary or bonus continuation, any other continuation of medical, dental or life insurance coverage (other than coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985) or any other outplacement services to be received by the Employee upon termination of employment of the Employee under any severance plan, policy or arrangement of the Company. Subject to the foregoing, the rights of, and benefits payable to, an Employee pursuant to this Plan are in addition to any rights of, or benefits payable to, an Employee under any other employee benefit plan or compensation program of the Company. All rights of an Employee under any such plan or program shall be determined in accordance with the provisions of such plan or program.

     10.   OFFSET; MITIGATION.

           (a) If the Company is obligated by law or contract to pay severance pay, notice pay or other similar benefits, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any payments hereunder shall be reduced by the amount of any such severance pay, notice pay or other similar benefits, as applicable, and by the amount of any severance pay, notice pay or other similar benefits received during any Notice Period.

           (b) In no event shall an Employee be obligated to seek other employment or to take other action by way of mitigation of the amounts payable and the benefits provided to such Employee under any of the provisions of this Plan, and such amounts and benefits shall not be reduced whether or not such Employee obtains other employment, except as otherwise provided in Section 3(c) hereof.

     11. UNFUNDED PLAN. This Plan shall not be funded. No Employee entitled to benefits hereunder shall have any right to, or interest in, any specific assets of the Company, but an Employee shall have only the rights of a general creditor of the Company to receive benefits on the terms and subject to the conditions provided in this Plan.

     12. PAYMENTS TO MINORS, INCOMPETENTS AND BENEFICIARIES. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of giving a receipt therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto. If an Employee shall die while any amounts would be payable to the Employee under this Plan had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Employee to receive such amounts or, if no person is so appointed, to the estate of the Employee.

     13. NON-ASSIGNABILITY. None of the payments, benefits or rights of any Employee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of such Employee. Except as otherwise provided herein or by law, no right or interest of any Employee under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment or pledge; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Employee under this Plan shall be subject to any obligation or liability of such Employee.

     14. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither the adoption of this Plan, nor any amendment hereof, nor the creation of any fund, trust or account, nor the payment of any benefits, shall be construed as giving any Employee the right to be retained in the service of the Company, and all Employees shall remain subject to discharge to the same extent as if this Plan had not been adopted.

     15. ARBITRATION. Except as otherwise provided in Section 6 of the Release and Noncompetition Agreement, any dispute or controversy between the Company and the Employee, whether arising out of or relating to this Plan, the breach of the provisions of this Plan, or otherwise, shall be settled by arbitration in Chicago, Illinois administered by the American Arbitration Association, with any such dispute or controversy arising under this Plan being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Employee. The Company and the Employee acknowledge that this Plan evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Plan, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

     16. SUCCESSORS; BINDING AGREEMENT. This Plan shall inure to the benefit of and be binding upon the beneficiaries, heirs, executors, administrators, successors and assigns of the parties, including each Employee, present and future, and any successor to the Company or one of its subsidiaries. This Plan shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred. The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in this Section 16, it will cause any surviving or resulting corporation or transferee unconditionally to assume all of the obligations of the Company hereunder.

           17. HEADINGS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

           18. NOTICES. Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

           19. EFFECTIVE DATE. This Plan shall be effective as of the date hereof and shall remain in effect unless and until terminated by the Board pursuant to Section 7 hereof.

           20. EMPLOYMENT WITH SUBSIDIARIES. For purposes of this Plan, employment with the Company shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

           21. GOVERNING LAW; VALIDITY. This Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws) to the extent not preempted by Federal law, which shall otherwise control. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed and enforced as if such provision had not been included.



           IN WITNESS WHEREOF, the Company has caused this Plan to be adopted as of the 22nd day of May, 2002.


                            LANDAUER, INC.


                            By:   /s/ Brent A. Latta
                                  ------------------------------
                                  Brent A. Latta, President

                               EXHIBIT A

                            LANDAUER, INC.

                   EXECUTIVE SPECIAL SEVERANCE PLAN
         GENERAL RELEASE AND NONCOMPETITION, NONSOLICITATION,
          INTELLECTUAL PROPERTY AND CONFIDENTIALITY AGREEMENT

     This General Release and Noncompetition, Nonsolicitation,
Intellectual Property and Confidentiality Agreement (this "Release and Noncompetition Agreement") is executed by _________ (the "Employee") pursuant to the Landauer, Inc. Executive Special Severance Plan (the "Plan").

     WHEREAS, the Employee's employment with Landauer, Inc. and its subsidiaries (the "Company") is terminating;

     WHEREAS, the Employee has had [21][45] days to consider the form of this Release and Noncompetition Agreement;

     WHEREAS, the Company advised the Employee in writing to consult with an attorney before signing this Release and Noncompetition Agreement;

     WHEREAS, the Employee acknowledges that the benefits to be provided to the Employee under the Plan are in consideration of, and are sufficient to support, the general release set forth in Section 2 of this Release and Noncompetition Agreement and the covenants set forth in Sections 3, 4 and 5 of this Release and Noncompetition Agreement; and

     WHEREAS, the Employee understands that the Company regards the representations and covenants by the Employee in this Release and Noncompetition Agreement as material and that the Company is relying on such representations and covenants in paying amounts to the Employee pursuant to the Plan.

     THE EMPLOYEE THEREFORE AGREES AS FOLLOWS:

     1. TERMINATION BENEFITS. The Employee's employment with the Company shall terminate on ________, and the Employee shall receive the termination benefits set forth in the Plan in accordance with the terms and subject to the conditions thereof.

     2. GENERAL RELEASE. (a) The Employee, on behalf of the Employee and anyone claiming through the Employee, hereby agrees not to sue the Company or any division, subsidiary, affiliate or other related entity of the Company (whether or not such entity is wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Employee ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Release and Noncompetition Agreement, including, without limitation, all matters in any way related to the Employee's employment by the Company or any of its affiliates, the terms and conditions thereof, any failure to promote the Employee and the termination or cessation of the Employee's employment with the Company or any of its affiliates, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, the Civil Rights Act of

1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Illinois Human Rights Act, or the Chicago or Cook County Human Rights Ordinance, each as may be amended from time to time, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; PROVIDED, HOWEVER, that nothing contained in this Release and Noncompetition Agreement shall apply to, or release the Company from, any obligation of the Company contained in the Plan. The consideration offered in the Plan is accepted by the Employee as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Employee expressly agrees that the Employee is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Employee, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Employee. The Employee agrees that the Employee has no present or future right to employment with the Company or any of the other Released Parties.

           (b) The Employee expressly represents and warrants that the Employee is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Employee has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

     3. NONCOMPETITION; NONSOLICITATION. (a) GENERAL. The Employee acknowledges that in the course of the Employee's employment with the Company the Employee has become familiar with trade secrets and other confidential information concerning the Company and that the Employee's services were of special, unique and extraordinary value to the Company.

           (b) NONCOMPETITION; NONSOLICITATION. The Employee agrees that, during the eighteen month period following the Employee's termination of employment with the Company, the Employee shall not directly or indirectly, except as a passive investor beneficially owning not more than two percent of the voting securities of any publicly held company, engage in, or own or control any interest in, or act as director, officer, employee, agent, proprietor or otherwise of, or consult to, any firm or corporation directly or indirectly engaged, as these terms may be reasonable construed, (i) in a business substantially similar to that of the Company or (ii) in competition with the Company. During the foregoing period, the Employee further agrees that the Employee shall not directly or indirectly induce or attempt to induce any of the employees of the Company to terminate such employment.

           (c)   REFORMATION.  If, at any time of enforcement of this
Section 3 a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Employee agrees that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court to increase or broaden any of the restrictions in this Section 3.

     4. INTELLECTUAL PROPERTY. The Employee agrees that all research and other information, discoveries, inventions, improvements, formulas, designs, trademarks, products, plans or writings originated, conceived, discovered, made or first reduced to practice by the Employee, either solely or jointly with others during and within the scope of the Employee's employment by the Company, or on the premises, or using the facilities of the Company, whether or not at the request or suggestion or in accordance with the plans of the Company, shall be the sole property of the Company, or its designees, successors or assigns. The Employee shall maintain records thereof in the form and manner prescribed by the Company, and upon request, the Employee will disclose the same to the Company in such form and manner as the Company may provide, and the Employee will execute and deliver to the Company, or its designees, successors or assigns, such written applications, diagrams, plans, assignments, deeds or other assigns, such written applications, diagrams, plans, assignments, deeds or other documents, and do such other acts as may be necessary or appropriate to patent, register, copyright, obtain, perfect, or explain any such research and other information, discoveries, inventions, improvements, formulas, designs, trademarks, products, products, plans or writings, and to perfect the title of the Company, or its assignees, successors or assigns thereto, provided that the Company or its assignees, successors or assigns shall compensate the Employee in such a manner that the Employee will suffer no out-of-pocket expense while so doing.

     5. CONFIDENTIALITY. The Employee agrees that the Employee shall not divulge, communicate, or utilize for the benefit of the Employee or any other party or person, any secret or confidential information which the Employee has acquired or may acquire during the Employee's employment by the Company, whether technical or nontechnical, pertaining to the business or affairs of the Company, or of any of its clients, customers, consultants or collaborators, except to such extent as may be necessary in the ordinary course of performing the Employee's particular assigned duties as an employee of the Company. In this connection the Employee has been informed and recognizes that a part of the Company's business connection may relate to research and development of products and processes, some of which may be based on scientific or technological concepts which are themselves recent developments, and to the development of such concepts, any or all of which may include or constitute technical or nontechnical information which the Company has the right to protect by holding it secret or confidential, and that in the Employee's said employment the Employee may be given access to or required to use or develop such proprietary information and/or trade secrets. Upon termination of the Employee's said employment the Employee will promptly deliver to the Company all drawings, blueprints, manuals, letters, notes, notebooks, reports, records, writing and all other materials, originated, conceived, discovered, made or otherwise provided by the Employee or others, pertaining to the business or affairs of the Company which are in the Employee's possession or under the Employee's control, whether or not then on the premises of the Company.

     6. ENFORCEMENT. The Employee acknowledges that the Company would be damaged irreparably in the event that any provision of Section 3, 4 or 5 of this Release and Noncompetition Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Employee agrees that the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Employee agrees that the Employee will submit to the personal jurisdiction of the courts of the State of Illinois in any action by the Company to obtain injunctive or other relief contemplated by this
Section 6.

     7. ACKNOWLEDGMENT BY EMPLOYEE. BY EXECUTING THIS RELEASE AND NONCOMPETITION AGREEMENT, THE EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS RELEASE AND NONCOMPETITION AGREEMENT CAREFULLY, THAT THE EMPLOYEE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT THE EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE AND NONCOMPETITION AGREEMENT, THAT THE EMPLOYEE HAS BEEN ADVISED THAT THE EMPLOYEE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND NONCOMPETITION AGREEMENT AND THAT THE EMPLOYEE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EMPLOYEE'S EXECUTION OF THIS RELEASE AND NONCOMPETITION AGREEMENT, THE EMPLOYEE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION.

     8. ENTIRE AGREEMENT. The Plan and this Release and Noncompetition Agreement constitute the entire understanding between the parties. The Employee has not relied on any oral statements that are not included in the Plan or this Release and Noncompetition Agreement.

     9. SEVERABILITY. If any provision of this Release and Noncompetition Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Release and Noncompetition Agreement shall be construed and enforced as if such provision had not been included.


     10. GOVERNING LAW. This Release and Noncompetition Agreement shall be construed, interpreted and applied in accordance with the internal laws of the State of Illinois without regard to the principles of conflicts of laws.


Date: __________________________________________________________________
                                  [NAME]